EXHIBIT 99

Summary of   Points regarding Pigsah, Wikeiup, Cerbat and Owl Canyon Properties
In Response to The SEC's Comment Letter dated February 11, 2008.


PISGAH MOUNTAIN:

Lode claims - PRIVATE PROPERTY PURCHASED IN 1997
Placer mining claims -- PRIVATE PROPERTY PURCHASED IN 1997
Federal mineral rights -- NO
State mineral rights -- YES
Patented mining claims -- YES
Unpatented mining claims -- NO
Fee for property - NO BLM FEES

Status of mining property - FULLY OWNED PRIVATE PROPERTY
      Option agreements -- NONE
      Leases -- NONE
      Royalties -- NONE
      Terms of arrangements - N/A
Identifying information --
      Claim names - N/A
      Claim numbers - N/A
      Distinguishing information from other claims - N/A
Area of claims
      Number of acres - APPROXIMATELY 120 ACRES
      Size of placer claims by state - N/A
Exploration plans or not - CONTINUING


WIKIEUP PROPERTY

Lode claims - 185, NEARLY 6 SQUARE MILES
Placer mining claims - N/A
Federal mineral rights --   BLM/FEDERAL
State mineral rights - N/A
Patented mining claims -- N/A
Unpatented mining claims - 28 TOTAL
Fee for property -- $14,375 YEARLY COUNTY BLM FEES

Status of mining property
      Option agreements -- N/A
      Leases - N/A
      Royalties - N/A
      Terms of arrangements - N/A
Identifying information --
      Claim numbers - SEE ATTACHED EXCEL SPREADSHEET
      Claim names - SEE ATTACHED EXCEL SPREADSHEET
Distinguishing information from other claims -
      Area of claims -- SEE ATTACHED SPREADSHEET
      Number of acres - 3,240
      Size of placer claims by state - N/A
Exploration plans or not - CONTINUING


CERBAT PROPERTY

Lode claims
Placer mining claims
Federal mineral rights
State mineral rights
Patented mining claims -- 6
Unpatented mining claims
Fee for property

Status of mining property
      Option agreements
      Leases - LEASE AND PURCHASE OPTION AGREEMENT
      Royalties
      Terms of arrangements
Identifying information
      Claim names
      Claim numbers
      Distinguishing information from other claims
Area of claims
      Number of acres - APPROXIMATELY 120 ACRES
      Size of placer claims by state
Exploration plans or not - NO PLANS - PROPERTY FOR SALE


OWL CANYON, BAKER, CALIFORNIA

 Lode claims - YES, EIGHT LODE CLAIMS, ONE MILLSITE
 Placer mining claims -- NONE
 Federal mineral rights - YES
 State mineral rights - NO
 Patented mining claims -- NONE
 Unpatented mining claims, SEE LODE CLAIMS
 Fee for property for 2007-
      $125.00 PER CLAIM FOR YEARLY MAINTENANCE FEE TO BLM X 9 = $1,125.00 $17.00 FILING FEE FOR COUNTY RECORDER FOR AFFIDAVIT OF ASSESSMENT WORK $957.00 IMPROVEMENTS AND ASSESSMENT WORK ON 8 CLAIMS AND MILLSITE
 Status of mining property
      Option agreements -- NONE
      Leases - NONE EXCEPT CLAIMS HELD WITH BUREAU OF LAND MANAGEMENT, CA Royalties - NONE CURRENTLY
      Terms of arrangements - 50% INTEREST IN JOINT VENTURE AGREEMENT WITH S&S MINING
 Identifying information
      Claim names:  OCL 4, OCL 18, OCL 19, OCL 21, OCL 29, OCL 32, OCL 33, OCL
 34,
      AL'S MILLSITE.
      Claim numbers:  276022, 276036, 276037, 276039, 276047, 276571, 276572,
 276573, 276468.
      Distinguishing information from other claims - NONE

 Area of claims -
      SECTION 09 AND 10, TOWNSHIP 16 N, RANGE 9E, MERIDIAN SMB
      LOCATED IN BAKER, CALIFORNIA, SAN BERNARDINO COUNTY.
      Number of acres - 165 (EIGHT LODES @ 20 ACRES, PLUS ONE MILLSITE @ 5
 ACREAS)
      Size of placer claims by state -- NONE

Exploration plans or not - FUTURE GEOLOGY WORK PLANNED